Exhibit 99.1

NextDecade Launches NEXT Carbon Solutions

Rio Grande LNG Expected to be the Greenest LNG Project in the World

HOUSTON (BUSINESS WIRE) -- March 18, 2021 -- NextDecade Corporation (NextDecade or the Company) (NASDAQ: NEXT) announced the formation of NEXT Carbon Solutions, LLC (NEXT Carbon Solutions), a wholly owned subsidiary of NextDecade that is expected to:

●	develop one of the largest carbon capture and storage (CCS) projects in North America at NextDecade’s Rio Grande LNG project;
●	advance proprietary processes to lower the cost of utilizing CCS technology;
●	help other energy companies to reduce their greenhouse gas (GHG) emissions associated with the production, transportation, and use of natural gas; and
●	generate high-quality, verifiable carbon offsets to support companies in their efforts to achieve net-zero emissions.

NEXT Carbon Solutions’ CCS project is expected to reduce permitted CO2 emissions at Rio Grande LNG by more than 90 percent without major design changes to the Rio Grande LNG project. As a result, Rio Grande LNG is expected to be the greenest LNG project in the world.

“Efforts to reduce global greenhouse gas emissions are at the very foundation of our company,” said Matt Schatzman, NextDecade’s Chairman and Chief Executive Officer. “The launch of NEXT Carbon Solutions comes at a pivotal time for our nation and the world, and we are eager to demonstrate the transformative and impactful contributions this business will make to the global energy industry and the quest toward a net-zero future.”

CCS Project

NEXT Carbon Solutions’ CCS project at Rio Grande LNG is expected to enable the capture and permanent geologic storage of more than five million tonnes of CO2 per year. NEXT Carbon Solutions believes that developing the CCS project at the same time as the Rio Grande LNG project will result in 60-80 percent less capital costs than retrofitting an operating LNG facility.

All-in costs of the CCS project, including capital and operating expenses, interest, transportation, and permanent storage, are expected to be $63 to $74 per metric tonne of CO2 before any benefit from Section 45Q tax credits. Including the full benefit of Section 45Q tax credits, the breakeven cost of adding CCS to Rio Grande LNG is expected to be $13 to $24 per metric tonne of CO2 or $0.05 to $0.09 per MMBtu on an LNG basis. Coupled with its low costs, NextDecade believes that LNG from Rio Grande LNG will be among the greenest and most attractively priced in the world.

“I am immensely proud of the carbon emissions reduction work our NextDecade team has completed over the last several years, and of the team’s ability to innovate and continuously challenge industry paradigms,” said Ivan Van der Walt, NextDecade’s Senior Vice President of Engineering and Construction. “We believe our CCS project at Rio Grande LNG and the proprietary processes we are advancing could significantly enhance the environmental performance and positive impacts of low-GHG LNG.”

Greenest LNG Project in the World

NextDecade is working with sustainable Permian and Eagle Ford producers seeking to supply responsibly sourced natural gas (RSG) to Rio Grande LNG. Combining RSG with the anticipated CO2 emissions reduction associated with our CCS project is expected to enable Rio Grande LNG to produce the lowest lifecycle GHG LNG on an FOB basis and to be the greenest LNG project in the world.

“We continue to believe that reliable, competitively priced LNG and responsible environmental stewardship are not mutually exclusive, and our customers do not have to choose between pocketbook and planet,” said Schatzman. “NextDecade will be a leader in the sustainable production of LNG to be exported from the U.S. Gulf Coast, providing clean energy security to global markets, especially those that have historically relied on coal and other carbon-intensive fuels to generate electricity and industrial process heat.”

To realize the significant benefits associated with co-development of Rio Grande LNG and the CCS project, NextDecade anticipates achieving FID on a minimum of two trains at Rio Grande LNG in 2021 and FID on the CCS project soon thereafter.

Investor Conference Call and Webcast

Today at 3:30 p.m. U.S. Central Time, NextDecade will host a conference call and webcast to discuss the details of today’s announcement. NextDecade participants will include Matt Schatzman, Chairman and Chief Executive Officer; Brent Wahl, Chief Financial Officer; Ivan Van der Walt, Senior Vice President, Engineering and Construction; and Patrick Hughes, Senior Vice President, Strategy and Business Development.

●	Webcast: https://edge.media-server.com/mmc/p/njw7snjv
●	Dial: +1 (833) 519-1405 (Toll Free) or +1 (270) 215-9740 (International)
●	Code: 3669485

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About NextDecade Corporation

NextDecade Corporation (NextDecade) is committed to providing the world access to cleaner energy. NextDecade, through its wholly owned subsidiaries Rio Grande LNG and NEXT Carbon Solutions, is developing a 27 mtpa LNG export project in South Texas along with one of the largest carbon capture and storage projects in North America. The Rio Grande LNG project is expected to be the largest and greenest U.S. LNG export solution linking Permian Basin and Eagle Ford Shale natural gas to the global LNG market. NextDecade’s common stock is listed on the Nasdaq Stock Market under the symbol “NEXT.” NextDecade is headquartered in Houston, Texas. For more information, visit www.next-decade.com.

Contact

Patrick Hughes

phughes@next-decade.com

+1 (832) 209-8131

NextDecade Forward-Looking Information

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design” and other words and terms of similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of NextDecade and its subsidiaries. These statements have been based on NextDecade’s current assumptions, expectations, and projections about future events and trends and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about progress in the development of NextDecade’s LNG liquefaction and export projects and the timing of that progress; NextDecade’s final investment decision (“FID”) in the construction and operation of a LNG terminal at the Port of Brownsville in southern Texas (the “Terminal”) and the timing of that decision; the successful completion of the Terminal by third-party contractors and an approximately 137-mile pipeline to supply gas to the Terminal being developed by a third-party; NextDecade’s ability to secure additional debt and equity financing in the future to complete the Terminal; the accuracy of estimated costs for the Terminal; statements that the Terminal, when completed, will have certain characteristics, including amounts of liquefaction capacities; the development risks, operational hazards, regulatory approvals applicable to the Terminal’s and the third-party pipeline's construction and operations activities; NextDecade’s anticipated competitive advantage and technological innovation which may render its anticipated competitive advantage obsolete; the global demand for and price of natural gas (versus the price of imported LNG); the availability of LNG vessels worldwide; changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities; NextDecade’s ability to develop and implement carbon capture and storage or similar technology to reduce anticipated carbon emissions from the Terminal; the 2019 novel coronavirus pandemic and its impact on NextDecade’s business and operating results, including any disruptions in NextDecade’s operations or development of the Terminal and the health and safety of NextDecade’s employees, and on NextDecade’s customers, the global economy and the demand for LNG; risks related to doing business in and having counterparties in foreign countries; NextDecade’s ability to maintain the listing of its securities on a securities exchange or quotation medium; changes adversely affecting the business in which NextDecade is engaged; management of growth; general economic conditions; NextDecade’s ability to generate cash; compliance with environmental laws and regulations; the result of future financing efforts and applications for customary tax incentives; and other matters discussed in the “Risk Factors” section of NextDecade’s Annual Report on Form 10-K for the year ended December 31, 2019 and other subsequent reports filed with the Securities and Exchange Commission, all of which are incorporated herein by reference. Additionally, any development of the Terminal remains contingent upon completing required commercial agreements, acquiring all necessary permits and approval, securing all financing commitments and potential tax incentives, achieving other customary conditions and making a final investment decision to proceed. The forward-looking statements in this press release speak as of the date of this release. Although NextDecade believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that the expectations will prove to be correct. NextDecade may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.